UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐       Preliminary Proxy Statement

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☐       Definitive Proxy Statement

☒       Definitive Additional Materials

☐       Soliciting Material Pursuant to §240.14a-12

HomeStreet, Inc.

(Name of Registrant as Specified In Its Charter)

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ISS Recommends Shareholders Vote for All Three HomeStreet Nominees on the Company’s WHITE Proxy Card

Leading Proxy Advisory Firm Recognizes that Current Board is Executing on Key Strategic Initiatives and Has Listened to Shareholders

Recommends that Shareholders Vote on the WHITE Proxy Card for ALL Three Company Nominees: Sandra A. Cavanaugh, Mark K. Mason and Donald R. Voss

SEATTLE – (June 6, 2019) – HomeStreet, Inc. (Nasdaq: HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced that leading proxy advisory firm Institutional Shareholder Services Inc. (“ISS”), has recommended that shareholders vote on the WHITE proxy card FOR all three of the Company’s highly-qualified director nominees: Sandra A. Cavanaugh, Mark K. Mason and Donald R. Voss, to the Board of Directors (the “Board”) at the upcoming 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”) scheduled for June 20, 2019.

In reaching this conclusion, ISS acknowledged the Company’s positive momentum driven by the strategic leadership of HomeStreet’s Board, as well as the steps the Board has taken to act on shareholder feedback and enhance corporate governance practices. ISS said:1

•	“On balance, particularly in light of the changes that have been implemented since the last meeting, the dissident has not demonstrated that additional board change is necessary at this time.”

•	“As such, votes FOR the management nominees on the WHITE card are warranted.”

•	“…HMST outperformed peers and the KBW Regional Banking Index from both the 2018 AGM and the announcement that HMST intended to seek buyers for its mortgage banking business through the unaffected date, as well as over the trailing one year, including when the measurement periods are extended.”

•	“Our engagement with the board suggests that Patterson and Cavanaugh have been positive additions to the board; the dissident also appears to share this view, indicating during discussions with ISS that it believes new director Cavanaugh has helped push HMST in the right direction since the 2018 annual meeting.”

Commenting on the report, HomeStreet Chairman, CEO & President Mark Mason said: “We are pleased that ISS has recognized the successful transformation that is underway at HomeStreet and recommended shareholders support our nominees, Sandra A. Cavanaugh, Donald R. Voss and myself, for re-election to the Board. With our collective banking industry, risk management and leadership experience, the current Board is well-positioned to continue driving value creation at HomeStreet. ISS also acknowledged the positive steps the Board has taken since the 2018 Annual Meeting, including our extensive engagement with shareholders, whose feedback we translated into positive and constructive action. In particular, we are pleased that ISS supported our proposals to declassify the Board and eliminate supermajority vote requirements.

We ask shareholders to join ISS in supporting our progress and vote on the WHITE proxy card at the 2019 Annual Meeting.”

The Company recommends that shareholders vote FOR the election of ALL the Company’s nominees, Sandra A. Cavanaugh, Mark K. Mason and Donald R. Voss, on the WHITE proxy card at the 2019 Annual Meeting.

1 Permission to quote ISS was neither sought nor obtained. Emphasis added.

About HomeStreet, Inc.

HomeStreet, Inc. (Nasdaq: HMST) (the “Company”) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company’s primary business following the completion of these transactions will be community banking, including: commercial real estate lending, commercial lending, residential construction lending, single family residential lending for portfolio, retail banking, private banking, investment, and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2019 Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement and accompanying WHITE proxy card, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://ir.homestreet.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Forward-Looking Statements

This release, as well as other information provided from time to time by the Company or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements give the Company's current beliefs, expectations and intentions regarding future events. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms). These forward-looking statements involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company intends these forward-looking statements to speak only at the time of this release and the Company does not undertake to update or revise these statements as more information becomes available, except as required under federal securities laws and the rules and regulations of the SEC. Please refer to the risk factors discussed in the Company’s Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2018 and subsequent periodic and current reports filed with the SEC (each of which can be found at the SEC’s website www.sec.gov), as well as other factors described from time to time in the Company’s filings with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made.

Contacts:

Investor Relations:

Gerhard Erdelji, 206-515-4039

gerhard.erdelji@homestreet.com

Or

Okapi Partners LLC

Bruce H. Goldfarb/Pat McHugh, (877)566-1922

info@okapipartners.com

Media Relations:

Sloane & Company

Dan Zacchei/Joe Germani, 212-486-9500

Dzacchei@sloanepr.com / Jgermani@sloanepr.com